Exhibit 99.1

Media Contact

Kurt Heath

KurtHeath@ColumbiaBank.com

502.682.8017

Columbia Banking System Announces CFO Transition

Ronald Farnsworth, Executive Vice President, CFO, to Step Down

Ivan Seda, Deputy CFO, Appointed CFO, Effective December 31, 2025

TACOMA, Wash., (October 30, 2025)—Columbia Banking System, Inc. (“Columbia”) (Nasdaq: COLB), the parent company of Columbia Bank, today announced that Ronald Farnsworth will step down as Executive Vice President, Chief Financial Officer, effective December 31, 2025. Farnsworth has served as Columbia’s Chief Financial Officer since March 2023 and previously served as Executive Vice President, Chief Financial Officer of Umpqua Holdings Corporation and Umpqua Bank from 2008 until its merger with Columbia in 2023. Farnsworth will serve as an advisor to the Company through June 1, 2026, to ensure a smooth transition.

Ivan Seda, Columbia’s Deputy Chief Financial Officer, will succeed Farnsworth as Chief Financial Officer, effective December 31, 2025. Prior to joining Columbia in August 2025, Seda held several financial executive roles, including as Chief Financial Officer at Union Bank and Head of Financial Planning & Analysis and Head of Corporate Finance and Strategy – Americas at MUFG. Most recently, Seda was Deputy Chief Financial Officer at BECU.

“Ron has played a key role in establishing Columbia as the leading Western banking franchise, optimizing our performance and better positioning the business to meaningfully expand long-term shareholder value. We are grateful to Ron for his many contributions to the Company and wish him the very best in his future endeavors,” said Clint Stein, CEO of Columbia.

“As we enter a new chapter for Columbia following the close of our Pacific Premier acquisition, we look forward to working with Ivan in his new role as CFO beginning next year,” Stein continued. “Early in his tenure at Columbia, he has already made meaningful contributions to our team, and we are confident he will help us build on our momentum. On behalf of the Board and management team, we congratulate Ivan on his new role.”

Farnsworth said, “It has been a privilege to help lead Columbia during a transformative period of integration and optimization. I am confident that Ivan is well-positioned to step into the CFO role as the Company continues to deliver robust profitability and shareholder value creation. I look forward to working with Clint, Ivan and the rest of the team over the coming months to support a seamless transition.”

Seda stated, “It’s an honor to assume the role of CFO at such an exciting time in our company’s history. Today, Columbia is a highly profitable regional powerhouse with a strong financial foundation, and I look forward to partnering with the entire Columbia team to build on our success by driving organic growth and delivering attractive shareholder returns.”

Seda holds both a Master’s in Accounting and a Bachelor of Arts in Business Administration from the University of Washington’s Michael G. Foster School of Business. He is a Chartered Financial Analyst (CFA) and former Certified Public Accountant (CPA-Inactive). Seda is actively involved in the local community and currently serves as a board member for Seattle Aquarium.

Q3 2025 Financial Results

In a separate press release issued today, Columbia announced its financial results for the third quarter 2025. The Company will host a conference call with investors and analysts today at 5:00 p.m. ET to review its financial results.

About Columbia Banking System, Inc.

Columbia Banking System, Inc. (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Columbia Bank, an award-winning western U.S. regional bank. Columbia Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. Columbia Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking, Small Business Administration lending, institutional and corporate banking, and equipment leasing. Columbia Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management. Learn more at www.columbiabankingsystem.com.